EXHIBIT 1(a)(1)








                                     J.P. MORGAN CHASE & CO.





                                     UNDERWRITING AGREEMENT

                                       STANDARD PROVISIONS

                              (DEBT SECURITIES, WARRANTS AND UNITS
                           COMPRISED OF DEBT SECURITIES AND WARRANTS)









June 12, 2001

     From time to time, J.P. Morgan Chase & Co., a Delaware corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein (each an "Underwriter"). The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as "this Agreement". Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.


                                       I.

     The Company proposes to issue from time to time senior debt securities to be issued pursuant to the provisions of the Indenture dated as of May 25, 2001 and any indentures supplemental thereto (collectively referred to as the "Indenture") between the Company and Bankers Trust Company, as Trustee. Such senior debt securities will have varying designations, maturities, rates and times of payment of interest, selling prices, redemption terms and other terms. The Company also proposes to issue from time to time warrants (A) to purchase debt securities registered by the Registration Statement (as hereinafter defined), (B) to receive cash determined by reference to an index or indices,
(C) to receive cash determined by reference to currencies, (D) to receive cash determined by reference to interest rates, or (E) (i) to purchase or sell securities of an entity other than the Company, a basket of such securities or commodities, or (ii) to receive cash determined by reference to any other financial, economic or other measure or instrument including the occurrence or non-occurrence of any other event or circumstance, or any combination of the above, such warrants to be issued pursuant to the provisions of a warrant agreement (the "Warrant Agreement") between the Company and the warrant agent indicated in the Underwriting Agreement. Such warrants will have varying designations, exercise prices, expiration dates and other terms. Such senior debt securities and warrants may be issued separately or as part of a unit. Any such senior debt securities, any such warrants and any such units are herein sometimes collectively referred to as the "Securities".

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement including a prospectus relating to the Securities and has filed with, or mailed for filing to, the Commission a prospectus supplement or supplements specifically relating to the Offered Securities (as defined in the Underwriting Agreement), pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term "Registration Statement" means the registration statement as amended to the date of the Underwriting Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement (other than a preliminary prospectus supplement) specifically relating to the Offered Securities, as filed with, or mailed for filing to, the Commission pursuant to Rule 424. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Offered Securities, together with the Basic Prospectus. As used herein the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include in each case the material, if any, incorporated by reference therein.

     The term "Offered Securities" means the Offered Securities to be purchased by the Underwriters herein. The term "Contract Securities" means the Offered Securities, if any, to be purchased pursuant to the delayed delivery contracts referred to below.


                                      II.

     If the Prospectus provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus pursuant to delayed delivery contracts substantially in the form of Schedule I attached hereto ("Delayed Delivery Contracts") but with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors approved by the Company and of the types set forth in the Prospectus. On the Closing Date (as hereinafter defined) the Company will pay the Manager (as defined in the Underwriting Agreement) as compensation, for the accounts of the Underwriters, the fee set forth in the Underwriting Agreement in respect of the Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.

     If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the Securities comprising the Contract Securities shall be deducted from the Securities comprising the Offered Securities to be purchased by the several Underwriters; and the aggregate principal amount of Securities comprising the Offered Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Securities comprising the Offered Securities set forth opposite each Underwriter's name in the Underwriting Agreement, except to the extent that the Manager determines that such reduction shall be otherwise and so advises the Company.

                                      III.

     The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after this Agreement is entered into as in the Manager's judgment is advisable. The terms of the public offering of the Offered Securities are set forth in the Prospectus.


                                      IV.

     Payment for the Offered Securities shall be made by payment in full of the requisite amount of funds determined in the Underwriting Agreement and in accordance with the procedures set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Offered Securities registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery. The time and date of such payment and delivery with respect to the Offered Securities are herein referred to as the "Closing Date".


                                       V.

     The several obligations of the Underwriters hereunder are subject to the following conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or, to the knowledge of the Company, threatened by the Commission and there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus; and the Manager shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by an executive officer of the Company, to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

          (b) The Manager shall have received on the Closing Date an opinion of Simpson, Thacher & Bartlett, counsel to the Company, dated the Closing Date, in form and scope satisfactory to the Manager.

          (c) The Manager shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, in form and scope satisfactory to the Manager.


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


          (d) The Manager shall have received on the Closing Date a letter dated the Closing Date, in form and substance satisfactory to the Manager, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus.


                                      VI.

     In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants as follows:

          (a) To furnish the Manager, without charge, a copy of the Registration Statement including exhibits and materials, if any, incorporated by reference therein and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Manager may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement with respect to the Registration Statement, Prospectus or preliminary prospectus shall include all documents filed by the Company with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") which are deemed to be incorporated by reference in the Prospectus.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, in each case with respect to the Offered Securities, to furnish the Manager a copy of each such proposed amendment or supplement.

          (c) If, during such period after the commencement of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered with respect thereto, any event shall occur as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary to make the state ments therein, in the light of the circumstances then existing, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith at its own expense, to amend or to supplement the Prospectus and to furnish such amendment or supplement to the Underwriters, so as to correct such statement or omission or effect such compliance.


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          (d) To qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to pay all expenses (including fees and disburse ments of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions as the Manager may designate; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

          (e) To make generally available to the Company's securityholders as soon as practicable an earnings statement covering a twelve month period beginning after the date of the Underwriting Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act of 1933, as amended, and Rule 158 thereunder.

          (f) Whether or not any sale of Offered Securities is consummated, to pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration statement and the Prospectus and all amendments and supplements thereto,
     (ii) the preparation, issuance and delivery of the Offered Securities,
     (iii) the fees and disbursements of the Company's counsel and accountants and of the Trustees and their counsel, (iv) the qualification of the Offered Securities under securities or blue sky laws in accordance with the provisions of Section VI(d), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any blue sky or Legal Investment Memoranda, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies of any blue sky or Legal Investment Memoranda, (vii) any fees charged by rating agencies for the rating of the Offered Securities, (viii) all document production charges of counsel to the Underwriters (but not including their fees for professional services in connection with the preparation of this Agreement), (ix) all costs and expenses, if any, incident to listing the Offered Securities on any national securities exchange and (x) any filing fees in connection with any review of the offering of the Offered Securities by the National Association of Securities Dealers, Inc.


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


                                      VII.

     The Company represents and warrants to each Underwriter that:

          (a) the Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act"), and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Prospectus, as amended or supplemented at the Closing Date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing repre sentations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee, and (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein;

          (b) the documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.

     The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of


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either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (if used within the period set forth in paragraph (c) of Article VI hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Underwriter expressly for use therein; provided, however, that the foregoing indemnity with respect to preliminary prospectuses shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) to the extent that any such loss, claim, damage or liability of such Underwriter or such controlling person results from the fact that a copy of the Prospectus was not sent or given to any person at or prior to the written confirmation of the sale of such Offered Securities to such person. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

     Each Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus. The Company acknowledges that the statements set forth under the heading "Underwriting" constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity and the Underwriters confirm that such statements are correct.

     If any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel,


                                       7

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but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Manager in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     If the indemnification provided for in this Article VII is unavailable to an indemnified party under the second or third paragraphs hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities
(i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with the offering of the Offered Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.


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     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VII were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten and distributed to the public by such Underwriter were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter's obligations to contribute pursuant to this Article VII are several, in proportion to the respective principal amounts of Offered Securities purchased by each of such Underwriters, and not joint.

     The indemnity and contribution agreements contained in this Article VII and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.


                                     VIII.

     This Agreement shall be subject to termination in the absolute discretion of the Manager, by notice given to the Company, if prior to the Closing Date
(i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in the State of New York shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude and severity in its effect on the financial markets of the United States as, in the reasonable judgment of the Manager, to prevent or materially to impair the marketing, or enforcement of contracts for sale, of the Offered Securities on the terms and in the manner contemplated by the Prospectus.

                                      IX.

     If any one or more of the Underwriters shall fail or refuse to purchase Offered Securities which it or they have agreed to purchase hereunder, and the aggregate offering price of the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate offering price of all Offered Securities, the other Underwriters shall be obligated severally in the proportions which the aggregate offering price of the Offered Securities set forth opposite their names in the Underwriting Agreement bear to the aggregate offering price of the Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities and the offering price of the Offered Securities with respect to which such default occurs is more than one-tenth of the offering price of all Offered Securities and arrangements satisfactory to the Manager and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.


                                       X.

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.





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



                                                                      SCHEDULE I


                           DELAYED DELIVERY CONTRACT


                                                                           200_

J.P. Morgan Chase & Co.
270 Park Avenue
New York, New York 10017

Dear Sirs:

     The undersigned hereby agrees to purchase from J.P. Morgan Chase & Co., a Delaware corporation (the "Company"), and the Company agrees to sell to the
undersigned [$               principal amount of the Company's [title of issue]
(the "Senior Debt Securities")] [together with] [warrants (the "Warrants") to
[         ],] ([collectively] the "Offered Securities") offered by the
Company's Prospectus dated             , 200_ and Prospectus Supplement dated
           , 200_, receipt of copies of which is hereby acknowledged, at a
purchase price of   % of the principal amount of such securities plus accrued
interest from               , 200_ to the delivery date or dates thereof [and]
[amortization of original issue discount from                 , 200_ to the
delivery date or dates thereof] and on the further terms and conditions set forth in this contract.

         The undersigned does not contemplate selling Offered Securities prior to making payment there for.

         The undersigned will purchase from the Company the principal amounts of Senior Debt Securities [with Warrants] on the delivery dates set forth blow:

                                                         [Plus Accrued
                                                        Interest From:]
                                 [Principal           [and] [Amortization
                                  Amount]              of Original Issue
     -----------------       -----------------        --------------------
                             $
     -----------------       -----------------         ------------------
                             $
     -----------------       -----------------         ------------------
                             $
     -----------------       -----------------         ------------------

     Each such date on which Offered Securities are to be purchased hereunder is hereinafter referred to as a "Delivery Date".

     Payment for the Offered Securities which the undersigned has agreed to purchase on each Delivery Date shall be made in U.S. dollars or the equivalent thereof in a foreign denominated coin or currency or units based on or relating to currencies by bank wire transfer in immediately available funds at the
office of                   , New York, N.Y., at 10:00 A.M. (New York time) on
the Delivery Date, upon delivery to the undersigned of the Offered Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date. The obligation of the undersigned to take delivery of and make payment for the Offered Securities on the Delivery Date shall be subject to the conditions that (1) the purchase of Offered Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place to the underwriters (the "Underwriters") named in the Prospectus Supplement referred to above of, such part of the Offered Securities as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

     Failure to take delivery of and make payment for Offered Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.

     This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without written consent of the other.

     If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.

     This contract shall be governed by and construed in accordance with the laws of the State of New York.


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


                                            Yours very truly,


                                            ------------------------------------
                                                        (Purchaser)

                                            By
                                               ---------------------------------


                                            ------------------------------------
                                                            (Title)

                                            ------------------------------------

                                            ------------------------------------
                                                           (Address)


Accepted:
J.P. MORGAN CHASE & CO.


By
  ----------------------------------------------
  Title:








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


                 PURCHASER--PLEASE COMPLETE AT TIME OF SIGNING


     The name, telephone number and department of the representatives of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows: (Please print.)




                              Telephone No.
         Name             (Including Area Code)               Department
       --------        ---------------------------          --------------



















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